                                                                     EXHIBIT 4.1

                                                                  LOAN NO. T0310


                                  COBANK, ACB

                      AMENDED AND RESTATED LOAN AGREEMENT


STATE OF LOUISIANA        )
                          )
PARISH OF CALCASIEU       )


         BEFORE the respective undersigned Notaries Public, and in the presence of the respective undersigned competent witnesses, personally came and appeared the parties listed below, who, after being duly sworn, did state:

         THIS AMENDED AND RESTATED LOAN AGREEMENT (this "Agreement") is made and entered into as of May 15, 1996, by and between COBANK, ACB ("CoBank") and CTC FINANCIAL, INC., a Louisiana corporation (the "Borrower"), and amends and restates that certain Loan Agreement, dated as of September 27, 1994, between CoBank and the Borrower, as previously amended by that certain First Amendment and Supplement to Loan Agreement, dated as of September 15, 1995, between CoBank and the Borrower.

         SECTION 1. THE LOAN. On the terms and conditions set forth in this Agreement, and subject to Section 11, CoBank agrees to make a loan (the "Loan") to the Borrower, by means of one or more advances, during the period commencing on September 27, 1994 and ending on but not including May 31, 1996, or such later date as CoBank may in its sole discretion authorize in writing, in an aggregate outstanding principal amount not to exceed $17,400,000. Under the Loan, amounts borrowed and later repaid or prepaid may not be reborrowed.

         SECTION 2. PURPOSES AND USE OF PROCEEDS. The proceeds of the Loan advanced prior to the date of this Agreement shall be, and have been, reloaned by the Borrower to Mississippi One Cellular Telephone Company ("Mississippi One") to be applied by Mississippi One solely (a) to the repayment, in an amount equal to $1,700,000, of the outstanding principal balance of the indebtedness of Mississippi One to Cameron Telephone Company ("Cameron Telephone"), which Mississippi One assumed from Mercury, Inc. ("Mercury"); (b) to pay the fees and costs associated with the Loan and the initial closing thereof; and (c) for capital expenditures and working capital. The proceeds of the Loan advanced on or after the date of this Agreement shall be reloaned by the Borrower to Mississippi One to be applied by Mississippi One solely to finance the acquisition of the assets of West Alabama Cellular Telephone Company, Inc. ("West Alabama") pursuant to the terms of that certain Asset Purchase Agreement, dated as of March 4, 1996, by and between Mississippi One and West Alabama (the "Acquisition Agreement"), related acquisition costs and costs and fees associated with closing the Loan as hereby amended.
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   Agreement/CTC Financial
Loan No. T0310


The Borrower agrees that the proceeds of the Loan shall be used only for the purposes set forth in this Section 2.

         SECTION 3. AVAILABILITY. Subject to Section 11, advances under the Loan will be made on any day on which CoBank is open for business (a "Business Day"), except any day on which Federal Reserve Banks are closed, within two Business Days of receipt by CoBank of a written or telephonic request of an authorized employee of the Borrower. Unless otherwise agreed, all advances will be made available by wire transfer of immediately available funds to such account or accounts as the Borrower may designate from time to time on forms supplied by CoBank. In making advances upon telephonic requests, CoBank shall be entitled to rely on (and shall incur no liability to the Borrower in acting upon) any request made by a person identifying himself or herself as one of the persons authorized by the Borrower to request advances hereunder, so long as the funds are wired to an account previously designated by the Borrower.

         SECTION 4.        INTEREST AND FEES.

                 (A) RATE OPTIONS, ETC. The unpaid principal balance of the Loan shall accrue interest at the rate or rates determined or selected by the Borrower in accordance with this Subsection (A).

                           (1) VARIABLE RATE OPTION. As to any portion of the unpaid principal balance of the Loan selected by the Borrower (any such portion, and any portion selected pursuant to Subsection
         (A)(2), a "Portion" of the Loan), interest shall accrue pursuant to this variable rate option at a variable annual interest rate (the "Variable Rate") equal at all times to the sum of the National Variable Rate (as hereinafter defined) plus a margin (the "NVR Margin") equal to the percentage determined in accordance with Subsection (B); provided, however, the Portion of the Loan accruing interest at the Variable Rate shall be repaid in part as provided in
         Section 5 on each Payment Date (as defined in Section 5). The term "National Variable Rate" shall mean the rate of interest established by CoBank from time to time as its National Variable Rate. The National Variable Rate is intended by CoBank to be a reference rate, and CoBank may charge other borrowers rates at, above, or below that rate. Any change in the National Variable Rate shall take effect on the date established by CoBank as the effective date of such change, and CoBank shall notify the Borrower promptly after any such change.

                           (2)       FIXED RATE OPTIONS.

                                     (a)       TREASURY RATE OPTION.  As to any
                 Portion or Portions of the Loan selected by the Borrower, interest shall accrue pursuant to this fixed rate option at a fixed annual interest rate (a "Treasury Rate") equal to





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Amended and Restated Loan
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Loan No. T0310


                 the sum of the U.S. Treasury Rate (as hereinafter defined) plus a margin (the "Treasury Margin") equal to the percentage determined in accordance with Subsection (B). Under this option, the interest rate on any Portion of the Loan, in minimum amounts of $100,000, may be fixed for a period (any such period, and any period selected pursuant to Subsection
                 (A)(2)(b), an "Interest Period") of one year or more but not beyond the Maturity Date (as defined in Section 5); provided, however, that such Interest Period may expire only on a Business Day; and provided further, however, that each Portion of the Loan accruing interest at a Treasury Rate shall be repaid in part as provided in Section 5 on each Payment Date occurring during the applicable Interest Period. The term "U.S. Treasury Rate" shall mean the yield to maturity on U.S. Treasury instruments having the same maturity as the last day of the Interest Period selected, as indicated by Telerate (page 5) at approximately 9:30 a.m., Eastern time, on the date the interest rate is fixed. If, however, no yield is available for the period selected, then the interest rate shall be interpolated based on the interest rates quoted for the next longest and shortest periods of time. In the event Telerate ceases to provide such quotations or materially changes the form or substance of page 5 (as determined by CoBank), then CoBank will notify the Borrower and the parties hereto will agree upon a substitute basis for obtaining such quotations.

                                     (b)       QUOTED RATE OPTION.  As to any
                 Portion or Portions of the Loan selected by the Borrower, interest shall accrue pursuant to this quoted fixed rate option at a fixed annual interest rate (a "Quoted Rate") equal to the rate quoted by CoBank, in its sole and absolute discretion, on the date any such Portion is to be fixed pursuant to this option for the Interest Period selected by the Borrower for such Portion. Under this option, each Portion so fixed for any separate Interest Period must be in a minimum amount of $100,000 and Portions may be fixed for Interest Periods ranging from 30 days to the Maturity Date; provided, that Interest Periods must expire on a Business Day; and provided further, however, that each Portion of the Loan accruing interest at a Quoted Rate shall be repaid in part as provided in Section 5 on each Payment Date occurring during the applicable Interest Period.

                          (3) SELECTION AND CHANGES OF RATES. The Borrower shall select the applicable interest rate or rates at the time it requests an advance pursuant to Section 3. The Borrower may, on any Business Day, elect to have one of the fixed rate options apply to any Portion of the Loan then accruing interest at the Variable Rate. In addition, with respect to any Portion of the Loan accruing interest pursuant to one of the fixed rate options, the Borrower may, subject to Subsection(A)(2), on the last day of the Interest Period for such Portion elect to fix the interest rate





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Amended and Restated Loan
   Agreement/CTC Financial
Loan No. T0310


         accruing on such Portion for a new Interest Period(s) at a new fixed rate(s). In the absence of any such election, interest shall automatically accrue on such Portion of the Loan at the Variable Rate. From time to time the Borrower may elect on a Business Day and upon payment of the Surcharge (as defined in, and calculated pursuant to, Section 6) to convert all, but not part of, any Portion of the Loan accruing interest pursuant to one of the fixed rate options to accrue interest at the Variable Rate and/or pursuant to another fixed rate(s) for a new Interest Period(s) selected in accordance with Subsection
         (A)(2) above. Except for the initial selection of a rate or rates for each advance, all interest rate selections provided for herein shall be made by telephonic or written request of an authorized employee of the Borrower by 12:00 noon, Eastern time, on the relevant day.

                          (4) ACCRUAL OF INTEREST. Interest shall accrue pursuant to any of the fixed rate options selected by the Borrower from and including the first day of the applicable Interest Period to but excluding the last day of the Interest Period. If the Borrower elects to refix the interest rate on any Portion of the Loan pursuant to Subsection (A)(3), the first day of the new Interest Period shall be the last day of the preceding Interest Period. In the absence of any such election, interest shall accrue on such Portion at the Variable Rate from and including the last day of such Interest Period. If the Borrower elects to convert from one of the fixed rate options to the Variable Rate or to another fixed rate option upon payment of the Surcharge as provided in Subsection (A)(3), interest at the existing fixed rate shall accrue through the day before such conversion and either (a) the first day of any new Interest Period shall be the date of such conversion or (b) interest at the Variable Rate shall accrue on the Portion of the Loan so converted from and including the date of conversion.

                 (B) MARGINS. On the date of this Agreement, the NVR Margin shall be 1.00% and the Treasury Margin shall be 3.00%. Thereafter, each such margin shall be determined based on the Total Leverage Ratio (as hereinafter defined) of Mississippi One, determined in accordance with generally accepted accounting principles ("GAAP"), on the last day of the immediately preceding fiscal quarter of Mississippi One, as set forth in the following table:

        Total Leverage Ratio        NVR Margin         Treasury Margin
        --------------------        ----------         ---------------
         5.00 or greater              1.00%                3.00%

         3.50 to 4.99                 0.50%                2.25%

         Less than 3.50               0.00%                2.00%





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Loan No. T0310


                 The applicable margin shall be (i) increased, if warranted, beginning the 5th Business Day following CoBank's receipt of the financial statements required pursuant to Sections 13(I)(1) and (2) and the certificate required pursuant to Section 13(I)(9) and (ii) decreased, if warranted, beginning the 5th Business Day following CoBank's receipt of such financial statements and certificate and the Borrower's written request to decrease the margin. In the event that CoBank shall not receive when due such financial statements and certificate, then from such due date and until the 5th Business Day following CoBank's receipt of such overdue financial statements and certificate (and in the event a decrease in the applicable margin is then warranted, receipt of the Borrower's written request to decrease such margin), the NVR Margin shall be 1.00% and the Treasury Margin shall be 3.00%. The Treasury Rate with respect to any portion of the Loan fixed pursuant to Section 4(A)(2)(a) may fluctuate during the Interest Period so selected for such Portion, which fluctuation shall depend on changes in the applicable Treasury Margin pursuant to this Section 4(B), and the timing of such changes to be effective as described above.

                 The term "Total Leverage Ratio" shall mean the ratio of Indebtedness to Operating Cash Flow (as such terms are hereinafter defined). The term "Indebtedness" shall mean (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property or services other than accounts payable arising in connection with the purchase of inventory on terms customary in the trade, (iii) obligations, whether or not assumed, secured by liens or payable out of the proceeds or production from property now or hereafter owned or acquired, (iv) obligations which are evidenced by notes, acceptances or other instruments, (v) capitalized agreements, (vi) fixed rate hedging obligations that are due (after giving effect to any period of grace or notice requirement applicable thereto) and remain unpaid, and (vii) fixed payment obligations under guarantees that are due and remain unpaid; provided, however, that "Indebtedness" shall not include the Cameron Debt (as defined in Section 11(A)(11)). The term "Operating Cash Flow" shall mean the sum of (a) pre-tax income, or deficit, as the case may be, after payment of all management fees (excluding extraordinary gains and the write up of any asset), (b) total interest expense (including non-cash interest), (c) depreciation and amortization expense, (d) management fees accruing during the applicable period but unpaid, and (e) interest on the Cameron Debt accruing during the applicable period but unpaid. Operating Cash Flow shall be measured for the then most recently completed four fiscal quarters, adjusted to give effect to any acquisition, sale or other disposition of any operation or business (or any portion thereof) during the period of calculation as if such acquisition, sale or other disposition occurred on the first day of such period of calculation.

                 Notwithstanding the foregoing provisions of this Subsection
(B), if at any time after the date hereof the spread between CoBank's cost of funds (as determined by CoBank in accordance with its methodology) and any applicable U.S. Treasury Rate for any Interest Period selected by the Borrower pursuant to Subsection (A) above should be greater (or smaller) than the spread in effect on July 19, 1994, then the Treasury Margin may thereafter





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Loan No. T0310


be increased (or decreased) at CoBank's discretion to reflect any such change. No such adjustment in the Treasury Margin shall be applied to any Portion of the Loan accruing interest at a Treasury Rate prior to the end of the then applicable Interest Period for such Portion.

                 (C) PAYMENT AND CALCULATION. The Borrower shall pay interest monthly in arrears by the 20th day of the following month, upon any prepayment and at maturity. Interest shall be calculated on the actual number of days any part of the Loan is outstanding on the basis of a year consisting of 360 days. In calculating accrued interest, the date the Loan is made shall be included and the date any principal amount of the Loan is repaid or prepaid shall be excluded as to such amount.

                 (D) DEFAULT RATE. If prior to maturity the Borrower fails to make any payment or investment required to be made under the terms of this Agreement (including this Section 4) or the Notes (as defined in Section
7), then, at CoBank's option in each instance, such payment or investment shall accrue interest at 4% per annum in excess of the Variable Rate. After maturity, whether by reason of acceleration or otherwise, the unpaid principal balance of the Loan shall automatically accrue interest at 4% per annum in excess of the Variable Rate. All interest provided for in this Subsection (D) shall be payable on demand and shall be calculated from and including the date such payment was due to but excluding the date paid on the basis of a year consisting of 360 days.

                 (E) ORIGINATION FEE. The Borrower has paid to CoBank a non-refundable loan origination fee for the initial Loan in the amount of $38,000. The Borrower shall pay to CoBank a non-refundable loan origination fee for the Loan as hereby amended in the amount of $136,525, of which $10,000 was paid upon acceptance by the Borrower of the commitment letter dated February 23, 1996. The remaining $126,525 shall be payable on the date of this Agreement.

         SECTION 5. PRINCIPAL REPAYMENT AND MATURITY. The unpaid principal balance of the Loan on December 31, 1997 shall be repaid in seventy-two (72) consecutive monthly installments. The amount of each such monthly installment payment shall be equal to the percentage set forth below of the unpaid principal balance of the Loan on December 31, 1997; provided, however, that the final installment payable on December 20, 2003 (the "Maturity Date") shall be in the amount of the then unpaid principal balance of the Loan and any and all other amounts due and owing hereunder and under all other Loan Documents (as defined in Section 11):





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Amended and Restated Loan
   Agreement/CTC Financial
Loan No. T0310


          Each monthly installment                    Percentage of unpaid
            due during the twelve                     principal balance of
         months beginning January 1               the Loan on December 31, 1997
         --------------------------               -----------------------------
                    1998                                     0.834%
                    1999                                     1.042%
                    2000                                     1.250%
                    2001                                     1.667%
                    2002                                     1.667%
                    2003                                     1.875%

Each such installment shall be due on the 20th day of each month (each, a "Payment Date"), with the first Payment Date being January 20, 1998, and the last payment date being on the Maturity Date. The portion of the Loan accruing interest at the Variable Rate and each Portion of the Loan accruing interest pursuant to one of the fixed rate options shall be reduced by an amount equal to the amount of each installment payment made pursuant to this Section 5 multiplied by a fraction, the numerator of which is the outstanding principal balance of such Portion immediately prior to such payment and the denominator of which is the total outstanding principal balance of the Loan immediately prior to such payment, If any Payment Date is not a Business Day, then the installment then due shall be paid on the next Business Day and shall continue to accrue interest until paid.

         SECTION 6. PREPAYMENT. The Borrower may, on one Business Day's prior written notice, (i) prepay in full or in part any Portion of the Loan accruing interest at the Variable Rate and (ii) prepay in full (but not in part) any Portion of the Loan accruing interest pursuant to one of the fixed rate options. After December 31, 1997, any prepayment shall be applied in such a manner as to reduce the amount owing on each remaining principal installment pursuant to Section 5 by a percentage determined by dividing the amount prepaid by the total unpaid principal balance of the Loan immediately prior to such prepayment. For purposes of calculating the surcharge as provided in this
Section 6, but not for purposes of reducing amounts due on each Payment Date, conversion of a Portion of the Loan accruing interest pursuant to one of the fixed rate options to a different rate pursuant to Section 4(A)(3) shall be deemed a prepayment in full of that Portion of the Loan. Notwithstanding the foregoing, upon any prepayment of any Portion of the Loan accruing interest pursuant to one of the fixed rate options, and as a condition to any conversion, the Borrower shall pay to CoBank, on the date of such prepayment or conversion, a surcharge (the "Surcharge") determined and calculated as follows:

                 (A) Determine the difference between: (i) CoBank's cost of funds (determined in accordance with its standard methodology) on the date the interest rate was fixed to fund the Portion of the Loan being paid; minus
(ii) CoBank's cost of funds (determined in accordance with such methodology) on the date of payment to fund a new





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Amended and Restated Loan
   Agreement/CTC Financial
Loan No. T0310


loan with a maturity equal to the remainder of the selected Interest Period of the Portion of the Loan being paid. If such difference is negative, then for purposes of the remaining calculations such difference shall be deemed to be zero.

                 (B)       Divide the result determined in Subsection (A) by 12.

                 (C) For each month or part thereof during which the Portion of the Loan being paid was scheduled to have been outstanding, multiply the amount determined in Subsection (B) by that part of the Portion of the Loan being paid that was scheduled to have been outstanding during such month (such that there is a monthly calculation for each month during which the Portion of the Loan being paid was scheduled to have been outstanding).

                 (D) Determine the present value of each monthly calculation made under Subsection (C) based upon the scheduled time that interest on the Portion of the Loan being paid would have been payable and a discount rate equal to the rate set forth in Subsection (A)(ii).

                 (E)       Add all of the calculations made under Subsection
(D).  The result shall be the Surcharge.

         SECTION 7. NOTE. The Borrower's obligation to repay the Loan shall be evidenced by a promissory note in form and content acceptable to CoBank (as the same may be amended, modified, supplemented, extended or restated from time to time and any promissory note that may be issued from time to time in substitution, renewal, extension, replacement or exchange therefor, the "Note").

         SECTION 8. MANNER AND TIME OF PAYMENT. If any date on which payment is due hereunder is not a Business Day, the payment shall be made on the next succeeding Business Day. The Borrower shall make each payment under this Agreement and under the Note by wire transfer of immediately available funds or by check. Wire transfers shall be made to the Federal Reserve Bank of Kansas City for advice to and credit of CoBank, Federal Reserve Bank account number 3070- 8875-4 (or to such other account as CoBank may designate by notice) with sufficient information to identify the source and application of such funds. The Borrower shall give CoBank telephonic notice no later than 12:00 noon, Eastern time, of its intent to pay by wire transfer. Wire transfers received after 3:00 p.m., Eastern time, shall be credited on the next Business Day. Checks shall be mailed or delivered to CoBank at Drawer CS 198552, Atlanta, Georgia 30384-8552 (or to such other address as CoBank may designate by notice). Credit for payment by check will not be given until the next Business Day after receipt of the check or the actual receipt of immediately available funds, whichever is later.





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Amended and Restated Loan
   Agreement/CTC Financial
Loan No. T0310


         SECTION 9. CAPITALIZATION. The Borrower agrees to purchase such participation certificates in CoBank as CoBank may require from time to time in accordance with its bylaws. The Borrower hereby consents and agrees that the amount of any distributions with respect to its patronage with CoBank that are made and qualified written notices of allocation (as defined in 26 U.S.C. Section 1388) and that are received by the Borrower from CoBank, will be taken into account by the Borrower at their stated dollar amounts whether the distribution be evidenced by a Participation Certificate or other form of written notice that such distribution has been made and recorded in the name of the Borrower on the records of CoBank. All such investments and all other equities which the Borrower may now own or hereafter acquire or be allocated in CoBank shall be subject to a statutory first lien in favor of CoBank.

         SECTION 10. SECURITY. The Loan shall be secured by an assignment by the Borrower to CoBank of that certain Amended and Restated Promissory Note dated of even date herewith, made by Mississippi One to the order of the Borrower, in the original principal face amount of $17,400,000 (as the same may be amended, modified, supplemented, extended or restated from time to time and any promissory note or notes that may be issued from time to time in substitution, renewal, extension, replacement or exchange therefor, the "Mississippi One Note").

         The Loan shall be guaranteed by (a) that certain Amended and Restated Continuing Guaranty, dated as of even date herewith, made by Mississippi One for the benefit of CoBank (as the same may be amended, modified, supplemented, extended or restated from time to time, the "Mississippi One Guaranty"); (b) that certain Continuing Guaranty, dated as of even date herewith, made by Mercury for the benefit of CoBank (as the same may be amended, modified, supplemented, extended or restated from time to time, the "Mercury Guaranty"); and (c) that certain Continuing Guaranty, dated as of even date herewith, made by William Henning, Sr. ("Mr. Henning") for the benefit of CoBank, which shall be limited to $5,000,000 and shall terminate upon the payment in full of CoBank Loan No. T0347 (as the same may be may be amended, modified, supplemented, extended or restated from time to time, the "Henning Guaranty").

         The Note, the Mississippi One Note, the Henning Guaranty, the Mercury Guaranty and the Mississippi One Guaranty shall be secured by that certain (i) Deed of Trust, Security Agreement and Fixture Filing, dated as of September 27, 1994, made by Mississippi One in favor of CoBank, as holder of the Note and the Mississippi One Note and as beneficiary of the Mississippi One Guaranty, the Henning Guaranty and the Mercury Guaranty, as amended by that certain First Amendment to Deed of Trust, Security Agreement and Fixture Filing, dated as of even date herewith, between CoBank and Mississippi One (as the same may be concurrently or hereafter amended, modified, supplemented, extended or restated from time to time, the "Mississippi One Deed of Trust"), pursuant to which Mississippi One shall grant to CoBank a first priority lien and security interest in all of its





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
Amended and Restated Loan
   Agreement/CTC Financial
Loan No. T0310


now hereafter leased and owned real property located in the State of Mississippi; (ii) Security Agreement, dated as of September 27, 1994, made by Mississippi One in favor of CoBank, as holder of the Note and the Mississippi One Note and as beneficiary of the Mississippi One Guaranty, the Henning Guaranty and the Mercury Guaranty, as amended by that certain First Amendment to Security Agreement, dated as of even date herewith, between CoBank and Mississippi One (as the same may be concurrently or hereafter amended, modified, supplemented, extended or restated from time to time, the "Mississippi One Security Agreement"), pursuant to which Mississippi One shall grant to CoBank a first priority security interest in all of its now owned or hereafter acquired tangible and intangible personal property (including, without limitation, all rights of Mississippi One under that certain Agreement for Lease of Switch Capacity, dated July 27, 1994, between Mississippi 34 Cellular Corporation and Mercury, subsequently assigned to Mississippi One by Mercury, and, to the extent permitted by law, all licenses and permits issued by the Federal Communications Commission (the "FCC")); (iii) Mortgage, dated as of even date herewith, made by Mississippi One in favor of CoBank, as holder of the Note and the Mississippi One Note and as beneficiary of the Mississippi One Guaranty, the Henning Guaranty and the Mercury Guaranty (as the same may be amended, modified, supplemented, extended or restated from time to time, the "Mississippi One Mortgage"), pursuant to which Mississippi One shall grant to CoBank a first priority lien and security interest in all of its now hereafter leased and owned real property located in the State of Alabama; and (iv) Pledge Agreement, dated as of September 27, 1994, by and between Mercury and CoBank, as holder of the Note and the Mississippi One Note and as beneficiary of the Mississippi One Guaranty, the Henning Guaranty and the Mercury Guaranty, as amended by that certain First Amendment to Pledge Agreement, dated as of even date herewith, between CoBank and Mercury (as the same may be concurrently or hereafter amended, modified, supplemented, extended or restated from time to time, the "Mercury Pledge Agreement"), pursuant to which Mercury shall pledge, on a first-priority basis, all of its capital stock in Mississippi One and in Mercury Cellular Telephone Company ("MCTC") and shall covenant and agree to pledge to CoBank, on a first-priority basis, all capital stock of Mississippi One and MCTC it may hereafter acquire.

         SECTION 11.       CONDITIONS PRECEDENT.

                 (A) INITIAL ADVANCE. CoBank's obligation to make the initial advance on the Loan on or after the date of this Agreement is subject to satisfaction of each of the following conditions precedent on or before the date of such advance:

                           (1) LOAN DOCUMENTS. That CoBank receive duly executed originals of this Agreement, the Note, the Mississippi One Note, duly assigned to CoBank, the Mississippi One Guaranty, the Mississippi One Deed of Trust, the Mississippi One Security Agreement, the Mississippi One Mortgage, the Mercury Guaranty, the Mercury Pledge Agreement, the Henning Guaranty and all other





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Loan No. T0310


         instruments and documents contemplated hereby or thereby
         (collectively, the "Loan Documents").

                           (2) AUTHORIZATION. That CoBank receive copies of all corporate documents and proceedings of the Borrower, Mississippi One and Mercury authorizing the execution, delivery, and performance of the Loan Documents to which each is a party, certified by appropriate officers of such entities.

                           (3) APPROVALS. That CoBank receive evidence satisfactory to it that all federal and state consents and approvals (including, without limitation, all regulatory approvals) which are necessary for, or required as a condition of, the validity and enforceability of the Loan Documents or the creation or perfection of the liens and security interests identified in Section 10, or the completion of the acquisition of West Alabama's assets by Mississippi One pursuant to the Acquisition Agreement, have been obtained and are in full force and effect.

                           (4) OPINIONS OF COUNSEL. That CoBank receive opinions of counsel for the Borrower, Mississippi One, Mercury and Mr. Henning (who shall be mutually acceptable to CoBank) in form and content acceptable to all parties.

                           (5) FEES AND EXPENSES. That the Borrower pay the origination fee set forth in Section 4(E) with respect to the Loan and the costs and expenses required by Section 20 to be paid by the Borrower.

                           (6) PERMITS. That CoBank receive evidence satisfactory to it that the Borrower, Mississippi One and Mercury possesses all necessary operating permits, authorizations, approvals, and the like which are material to the conduct of the Borrower's, Mississippi One's and Mercury's business or which may otherwise be required by law.

                           (7) INSURANCE. That CoBank receive evidence of insurance by Mississippi One and Mercury in such amounts and covering such risks as are usually carried by companies in the same or similar business.

                           (8) ENVIRONMENTAL CHECKLIST. That CoBank receive from Mississippi One an environmental checklist on a form prescribed by CoBank covering all real property owned or leased by Mississippi One and Mississippi One's environmental records and procedures, all of such information to be satisfactory to CoBank in its sole discretion.

                           (9) PERFECTION AND PRIORITY OF LIENS. That CoBank receive an opinion of counsel in form and content acceptable to it to the effect that, as of the





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         date of such advance, CoBank has a duly perfected security interest in all collateral covered by the Mississippi One Deed of Trust, the Mississippi One Mortgage, the Mississippi One Security Agreement and the Mercury Pledge Agreement, subject to no prior liens except a lien in favor of Cameron Telephone subordinated to all liens in favor of CoBank on terms and conditions satisfactory to CoBank.

                           (10)      WEST ALABAMA ACQUISITION.  That,
         concurrently with such advance, Mississippi One shall have acquired the real and personal property of West Alabama in accordance with the terms of the Acquisition Agreement, free and clear of any and all liens and encumbrances, and that CoBank receives such evidence thereof as it shall reasonably require.

                           (11) SUBORDINATED DEBT. That Cameron Telephone reaffirm its subordination of all indebtedness of Mississippi One to Cameron Telephone (the "Cameron Debt") in right of payment and in all other respects, to any indebtedness of Mississippi One to CoBank including the Loan, which subordination shall provide that no interest or principal payments may be made on the Cameron Debt without the consent of CoBank.

                           (12) NO MATERIAL ADVERSE CHANGE. That from December 31, 1995, to the date of such advance there shall not have occurred any event which has had or could have a Material Adverse Effect (as hereinafter defined) on the Borrower or Mississippi One. For purposes of this Agreement, the term "Material Adverse Effect" when used with reference to any entity shall mean a material adverse effect on the condition, financial or otherwise, operations, properties or business of such entity or on the ability of such entity to perform its obligations under the Loan Documents to which it is a party.

                           (13) NO INJUNCTION. That no court or other government body or public authority shall have issued an order which shall then be in effect restraining or prohibiting the completion of the transactions contemplated hereby.

                           (14) OTHER DOCUMENTS. That CoBank receive such other documents, instruments, certificates and opinions of counsel as CoBank or its counsel may reasonably request.

                 (B) ALL ADVANCES. CoBank's obligation to make each advance under the Loan is subject to the satisfaction of each of the following conditions precedent on or before the date of such advance:

                           (1) EVENT OF DEFAULT. That no Event of Default (as that term is defined in Section 15) exists, and that there has occurred no event which with the

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         passage of time or the giving of notice, or both, could become an
         Event of Default (each such event, a "Default").

                           (2) REPRESENTATIONS AND WARRANTIES. That the representations and warranties of (a) the Borrower contained in this Agreement and any other Loan Document to which it is a party, (b) Mississippi One contained in the Mississippi One Guaranty and any other Loan Document to which it is a party, (c) Mercury contained in the Mercury Guaranty and any other Loan Document to which it is a party and (d) Mr. Henning contained in the Henning Guaranty and any other Loan Document to which he is a party be true and correct in all material respects on and as of the date of such advance, as though made on and as of such date.

                           (3) OFFICER'S CERTIFICATE. That CoBank receive, if it so requests, a certificate from appropriate officers of the Borrower, Mississippi One, Mercury and from Mr. Henning as to the continuing truth and accuracy of the representations and warranties of the Borrower, Mississippi One, Mercury and Mr. Henning under the Loan Documents to which each is a party and the satisfaction of each of the conditions applicable to the making of the advance.

         SECTION 12. REPRESENTATIONS AND WARRANTIES. To induce CoBank to make advances hereunder, and recognizing that CoBank is relying hereon, the Borrower represents and warrants, on and as of the date hereof and on and as of each date on which an advance is made hereunder, as follows:

                 (A) ORGANIZATION; POWERS; ETC. The Borrower (i) is duly organized, validly existing, and in good standing under the laws of its state of incorporation; (ii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of its properties or the nature of its business requires such qualification; (iii) has all requisite corporate and legal power to own and operate its assets and to carry on its business and to enter into and perform its obligations under the Loan Documents to which it is a party; (iv) has duly and lawfully obtained and maintains all licenses, certificates, permits, authorizations, approvals, and the like which are necessary in the conduct of its business or which may be otherwise required by law; and (v) is eligible to borrow from CoBank.

                 (B) DUE AUTHORIZATION; NO VIOLATIONS; ETC. The execution and delivery by the Borrower of, and the performance by the Borrower of its obligations under, the Loan Documents to which it is a party have been duly authorized by all requisite corporate action and do not and will not (i) violate any provision of any law, rule or regulation, any judgment, order or ruling of any court or governmental agency applicable to it, its articles of incorporation or bylaws, or any agreement, indenture, mortgage, or other instrument to which the Borrower is a party or by which the Borrower or its property is bound, or (ii) be in conflict with, result in a breach of, or constitute with the giving of notice or lapse of time,

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or both, a default under any such agreement, indenture, mortgage, or other instrument. All actions on the part of the shareholders of the Borrower necessary in connection with the execution and delivery by the Borrower, and the performance by the Borrower of its obligations under, the Loan Documents to which it is a party have been taken and remain in full force and effect as of the date hereof.

                 (C) GOVERNMENTAL APPROVAL. No consent, permission, authorization, order, or license of any governmental authority is necessary in connection with the execution, delivery, performance, or enforcement of the Loan Documents to which the Borrower is a party or to the creation and perfection of the liens and security interests granted thereby, except such as have been obtained and are in full force and effect.

                 (D) BINDING AGREEMENT. Each of the Loan Documents to which it is a party is, or when executed and delivered will be, the legal, valid, and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject only to limitations on enforceability imposed by (i) applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally, and (ii) general equitable principles.

                 (E) COMPLIANCE WITH LAWS. The Borrower is in compliance in all material respects with all federal, state, and local laws, rules, regulations, ordinances, codes, and orders (collectively, "Laws"), the failure to comply with which could have a Material Adverse Effect on the Borrower.

                 (F) ENVIRONMENTAL COMPLIANCE. Without limiting the provisions of Subsection (E) above, all property owned or leased by the Borrower and all operations conducted by it are in compliance in all material respects with all Laws relating to environmental protection, the failure to comply with which could have a Material Adverse Effect on the Borrower.

                 (G) LITIGATION. There are no pending legal, arbitration, or governmental actions or proceedings to which the Borrower is a party or to which its property is subject which could have a Material Adverse Effect on the Borrower, and to the best of the Borrower's knowledge, no such actions or proceedings are threatened or contemplated.

                 (H) PRINCIPAL PLACE OF BUSINESS; RECORDS. The principal place of business and chief executive office of the Borrower and the place where the records required by Section 13(G) are kept is at the address of the Borrower shown in Section 19.

                 (I) EMPLOYEE BENEFIT PLANS. To the extent applicable, the Borrower is in compliance in all material respects with the applicable provisions of the Employee

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Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder.

                 (J) TAXES. The Borrower has filed or caused to be filed all federal, state and local tax returns that are required to be filed, and has paid all taxes as shown on said returns or on any assessment received by the Borrower, to the extent that such taxes have become due, unless such taxes are being contested by the Borrower, in good faith and by appropriate proceedings and then only to the extent adequate reserves have been set aside on the Borrower's books therefor.

                 (K) INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT. The Borrower is not an "investment company" as that term is defined in, and is not otherwise subject to regulation under, the Investment Company Act of 1940, as amended. The Borrower is not a "holding company" as that term is defined in, and is not otherwise subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.

                 (L) USE OF PROCEEDS. The funds to be borrowed hereunder will be used only as contemplated hereby. No part of such funds will be used to purchase any "margin securities" or otherwise in violation of the regulations of the Federal Reserve System.

                 (M) BUSINESS. The Borrower's sole business activity and operation is to borrow from CoBank and reloan proceeds of such borrowings to affiliated entities.

         SECTION 13. AFFIRMATIVE COVENANTS. Unless otherwise agreed to in writing by CoBank, while this Agreement is in effect the Borrower covenants and agrees to:

                 (A) CORPORATE EXISTENCE. Preserve and keep in full force and effect its corporate existence and good standing in the jurisdiction of its incorporation, and its qualification to transact business and good standing in all places in which the character of its properties or the nature of its business requires such qualification.

                 (B) COMPLIANCE WITH LAWS AND AGREEMENTS. Comply in all material respects with (i) all Laws, the failure to comply with which could have a Material Adverse Effect on the Borrower, and (ii) all agreements, indentures, mortgages, and other instruments to which it is a party or by which it or any of its property is bound.

                 (C) COMPLIANCE WITH ENVIRONMENTAL LAWS. Without limiting the provisions of Subsection (B) above, comply in all material respects with, and cause all persons occupying or present on any properties owned or leased by it to so comply with, all Laws relating to environmental protection, the failure to comply with which could have a Material Adverse Effect on the Borrower.

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                 (D)       LICENSES; PERMITS; ETC.  Duly and lawfully obtain
and maintain in full force and effect all licenses, certificates, permits, authorizations, approvals, and the like which are material to the conduct of its business or which may be required by Law.

                 (E) INSURANCE. Maintain insurance with insurance companies or associations acceptable to CoBank in such amounts and covering such risks as are usually carried by companies engaged in the same or similar business and similarly situated, and make such increases in the type or amount of coverage as CoBank may request. All such policies insuring any collateral provided for in any Loan Document shall provide for loss payable clauses or endorsements in form and content acceptable to CoBank. At the request of CoBank, all policies (or such other proof of compliance with this Subsection
(E) as may be satisfactory) shall be delivered to CoBank.

                 (F) PROPERTY MAINTENANCE. Maintain and preserve at all times its property, and each and every part and parcel thereof, in good repair, working order and condition, ordinary wear and tear excepted, and in compliance with all applicable laws, regulations and orders.

                 (G) BOOKS AND RECORDS. Keep adequate records and books of account in accordance with GAAP consistently applied and any system of accounts to which the Borrower is subject.

                 (H) INSPECTION. Permit CoBank or its agents, during normal business hours or at such other times as the parties may agree, to examine its properties, books, and records, and to discuss its affairs, finances, operations, and accounts with its officers, directors, employees, and independent certified public accountants.

                 (I)       REPORTS AND NOTICES.  Furnish to CoBank:

                           (1) AUDITED ANNUAL FINANCIAL STATEMENTS. As soon as available, but in no event later than 120 days after the end of each fiscal year of Mississippi One occurring during the term hereof, audited annual financial statements of Mississippi One prepared in accordance with GAAP consistently applied and any system of accounts to which Mississippi One is subject. Such financial statements shall: (a) be audited by independent certified public accountants selected by Mississippi One and acceptable to CoBank; (b) be accompanied by a report of such accountants containing an opinion acceptable to CoBank; and (c) include a balance sheet, a statement of income, a statement of retained earnings, a statement of cash flows, and all notes and schedules relating thereto.

                           (2) MONTHLY FINANCIAL STATEMENTS. As soon as available but in no event later than 60 days after the end of each of the first three fiscal quarters of

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         each fiscal year of Mississippi One occurring during the term hereof, unaudited monthly financial statements of Mississippi One for the three months ending during such quarter prepared in accordance with GAAP consistently applied and any system of accounts to which Mississippi One is subject (except for the omission of footnotes and for the effect of normal year-end audit adjustments). Such financial statements shall: (a) be prepared in reasonable detail; and (b) include a balance sheet, a statement of income for such months and for the period year-to-date as internally prepared by Mississippi One, and such other monthly statements as CoBank may specifically request, which monthly statements shall include any and all supplements thereto.

                           (3) FINANCIAL FORECAST. As soon as available, but in no event later than 90 days after the first day of each fiscal year of Mississippi One, a one-year financial forecast for Mississippi One which shall include, without limitation, statements of income, balance sheets, statements of sources and uses of funds, capital expenditure projections and such other information as CoBank shall reasonably require for each such one-year period.

                           (4)       NOTICE OF DEFAULT.   Promptly after
         becoming aware thereof, notice of (a) the occurrence of any Default or Event of Default hereunder or under any other Loan Document, and (b) the occurrence of any breach, default, event of default, or other event which with the giving of notice or lapse of time, or both, could become a breach, default, or event of default under any agreement, indenture, mortgage, or other instrument (other than the Loan Documents) to which the Borrower is a party or by which the Borrower or any of its property is bound or affected if the effect of such breach, default, event of default, or other event is to accelerate, or to permit the acceleration of, the maturity of any indebtedness under such agreement, indenture, mortgage, or other instrument; provided, however, that the failure to give such notice shall not affect the right and power of CoBank to exercise any and all of the remedies specified herein.

                           (5) NOTICE OF NON-ENVIRONMENTAL LITIGATION. Promptly after the commencement thereof, notice of the commencement of all actions, suits, or proceedings before any court, arbitrator, or governmental department, commission, board, bureau, agency, or instrumentality affecting the Borrower which could have a Material Adverse Effect on the Borrower.

                           (6) NOTICE OF ENVIRONMENTAL LITIGATION. Without limiting the provisions of Paragraph (5) above, promptly after receipt or becoming aware thereof, notice of the receipt of all pleadings, orders, complaints, indictments, or other communications alleging a condition that may require the Borrower to undertake or to contribute to a cleanup or other response under Laws relating to environmental

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         protection, or which seeks penalties, damages, injunctive relief, or criminal sanctions related to alleged violations of such Laws, or which claims personal injury or property damage to any person as a result of environmental factors or conditions or which could have a Material Adverse Effect on the Borrower.

                           (7) REGULATORY AND OTHER NOTICES. Promptly after filing, receipt or becoming aware thereof, copies of any filings or communications sent to or notices and other communications received by the Borrower from any governmental authority, including, without limitation, the Louisiana Public Service Commission (the "LPSC"), the Mississippi Public Service Commission (the "MPSC"), the Alabama Public Service Commission (the "APSC"), the FCC, and the Securities and Exchange Commission (the "SEC"), relating to any noncompliance by the Borrower with any Law or with respect to any matter or proceeding the effect of which could have a Material Adverse Effect on the Borrower or Mississippi One.

                           (8) MATERIAL ADVERSE CHANGE. Prompt notice of any matter which has had or could have a Material Adverse Effect on the Borrower or Mississippi One.

                           (9) COMPLIANCE CERTIFICATES. Concurrently with each statement required to be furnished pursuant to Paragraph (1) and (2) above, a certificate in the form attached hereto as Exhibit A executed by the chief accounting officer of Mississippi One.

                           (10) ERISA REPORTABLE EVENTS. Within 10 days after the Borrower becomes aware of the occurrence of any Reportable Event (as defined in Section 4043 of ERISA) with respect to the Borrower, a statement describing such Reportable Event and the actions proposed to be taken in response to such Reportable Event.

                           (11) OTHER INFORMATION. Such other information regarding the condition, financial or otherwise, or operations of the Borrower as CoBank may, from time to time, reasonably request.

         SECTION 14. NEGATIVE COVENANTS. Unless otherwise agreed to in writing by CoBank, while this Agreement is in effect, the Borrower shall not:

                 (A) BORROWINGS. Create, incur, assume, or allow to exist, directly or indirectly, any indebtedness or liability for borrowed money, for the deferred purchase price of property or services, or for the lease of real or personal property which lease is required to be capitalized under GAAP or which is treated as an operating lease under regulations applicable to it but which otherwise would be required to be capitalized under GAAP (a "Capital Lease"), except for obligations to CoBank.

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                 (B)       LIENS.  Create, incur, assume, or allow to exist any
mortgage, deed of trust, deed to secure debt, pledge, lien (including the lien of an attachment, judgment, or execution), security interest, or other encumbrance of any kind upon any of its property, real or personal, except in favor of CoBank.

                 (C) MERGERS; ACQUISITIONS; ETC. Merge or consolidate with any other entity or acquire all or substantially all of the assets of any person or entity, or form or create any subsidiary, or commence operations under any other name, organization, or entity, including any joint venture.

                 (D) TRANSFER OF ASSETS. Sell, transfer, lease, enter into any contract for the sale, transfer or lease of, or otherwise dispose of, any of its assets.

                 (E) LOANS AND INVESTMENTS. After the date hereof, make any loan or advance to, invest in, purchase or make any commitment to purchase any stock, bonds, notes or other securities of any person or entity other than stock or other securities of CoBank and the advances to its affiliated entities of loan proceeds received from CoBank as contemplated by this Agreement or any other loan agreement entered into between CoBank and the Borrower.

                 (F) GUARANTEES. Guarantee, assume or otherwise become obligated or liable with respect to the indebtedness or other obligations of any person or entity.

                 (G) CHANGE IN BUSINESS. Engage in any business activity or operation different from or unrelated to the Borrower's current business activities or operations, as described in Section 12(M).

                 (H) DISPOSITION OF LICENSES. Sell, assign, transfer, or otherwise dispose of, or attempt to dispose of, in any way, any registrations, licenses, franchises, grants, permits, or other governmental approvals.

         SECTION 15. EVENTS OF DEFAULT. Each of the following shall constitute an "Event of Default" hereunder:

                 (A) PAYMENT DEFAULT. The failure by the Borrower to make any payment or investment required to be made hereunder, under the Note, or under any other Loan Document when due.

                 (B) REPRESENTATIONS AND WARRANTIES. Any representation or warranty made by the Borrower, Mississippi One or Mercury herein or in any other Loan Document, or any factual statement made in any certificate delivered in connection with the Loan, shall prove to have been false or misleading in any material respect on or as of the date made.

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                 (C)       CERTAIN AFFIRMATIVE COVENANTS.  The failure by the
Borrower to perform or comply with any covenant set forth in Section 13 (other than Sections 13(A) and 13(I)(4), (5), (6), (7), (8) and (10)), and such failure continues for 30 days after written notice thereof shall have been delivered by CoBank to the Borrower.

                 (D) OTHER COVENANTS AND AGREEMENTS. The failure by the Borrower to perform or comply with any other covenant or agreement contained herein, including, without limitation, any covenant excluded under Subsection
(C) above.

                 (E) CROSS-DEFAULT. The occurrence of any (i) breach, default, event of default, or event which with the giving of notice or lapse of time, or both, could become a default or event of default under, or (ii) failure on the part of the Borrower, Mississippi One, Mercury or Mr. Henning to observe, keep or perform any covenant or agreement contained in (a) any Loan Document other than this Agreement, including, without limitation, the Mississippi One Guaranty, the Mercury Guaranty and the Henning Guaranty, or (b) the terms of any agreement (other than the Loan Documents) between the Borrower, Mississippi One or Mercury and CoBank, including, without limitation, that certain Loan Agreement, dated of even date hereof, between the Borrower and CoBank in connection with CoBank Loan No. T0347 and any other guaranty, loan agreement, security agreement, pledge agreement, mortgage, deed to secure debt, or deed of trust.

                 (F) OTHER INDEBTEDNESS. The occurrence of any breach, default, event of default, or event which with the giving of notice or lapse of time, or both, could become a default or event of default under any agreement, indenture, mortgage, or other instrument by which the Borrower, Mississippi One or Mercury or any of their respective property is bound or affected (other than the Loan Documents) if the effect of such breach, default, event of default, or event is to accelerate, or to permit the acceleration of, the maturity of any indebtedness under such agreement, indenture, mortgage, or other instrument.

                 (G) JUDGMENTS. Any judgment, decree or order for the payment of money shall be rendered against the Borrower or judgments, decrees, or orders for the payment of money in an aggregate amount in excess of $75,000 shall be rendered against Mississippi One and either (i) enforcement proceedings shall have been commenced; or (ii) such judgments, decrees, and orders shall continue unsatisfied and in effect for a period of 45 consecutive days without being vacated, discharged, satisfied, or stayed pending appeal.

                 (H) INSOLVENCY, ETC. The Borrower, Mississippi One or Mercury (i) shall become insolvent or shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they come due; or (ii) shall suspend its business operations or a material part thereof or make an assignment for the benefit of creditors; or (iii) shall apply for, consent to, or acquiesce in the appointment of a trustee, receiver, or other custodian for it or any of its property or, in the absence of such application, consent, or acquiescence, a

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trustee, receiver, or other custodian is so appointed; or (iv) shall commence with respect to it or have commenced against it any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, or liquidation law or statute of any jurisdiction.

                 (I) ELIGIBILITY. The failure by the Borrower to maintain its eligibility to borrow from CoBank.

                 (J) SECURITY. Any of the Mississippi One Deed of Trust, the Mississippi One Mortgage, the Mississippi One Security Agreement or the Mercury Pledge Agreement, or the filings contemplated thereby, shall for any reason fail (i) to create a valid and perfected first-priority lien, security interest, or security title (subject only to such exceptions as are therein permitted) on any of the property identified therein, or (ii) to secure thereunder the obligations evidenced by the Note, the Mississippi One Note, the Mississippi One Guaranty, the Henning Guaranty and the Mercury Guaranty as provided therein. Any of the Note, the Mississippi One Note, the Mississippi One Guaranty, the Henning Guaranty and the Mercury Guaranty shall fail for any reason to be the valid and binding obligations of Mississippi One, Mercury or Mr. Henning, respectively, or any of Mississippi One, Mercury or Mr. Henning shall in any way contest or dispute the validity and binding effect of the Mississippi One Guaranty, the Henning Guaranty or the Mercury Guaranty.

         SECTION 16.       REMEDIES UPON EVENT OF DEFAULT.

                 (A) AUTOMATIC ACCELERATION. Upon the occurrence of an Event of Default under Section 15(H), the entire unpaid principal balance of the Note, all accrued interest thereon, and all other amounts payable under this Agreement, the Note, and all other agreements between CoBank and the Borrower shall become immediately due and payable without protest, presentment, demand, or further notice of any kind, all of which are hereby expressly waived by the Borrower.

                 (B) ACCELERATION; ETC. Upon the occurrence of an Event of Default other than under Section 15(H), upon notice to the Borrower, CoBank may declare the entire unpaid principal balance of the Note, all accrued interest thereon, and all other amounts payable under this Agreement and all other agreements between CoBank and the Borrower, to be immediately due and payable. Upon such a declaration, the unpaid principal balance of the Note and all such other amounts shall become immediately due and payable, without protest, presentment, demand, or further notice of any kind, all of which are hereby expressly waived by the Borrower.

                 (C) ENFORCEMENT. Upon the occurrence of an Event of Default, CoBank may proceed to protect, exercise, and enforce such rights and remedies as may be provided by agreement or under law including, without limitation, the rights and remedies provided

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for in the Note and any of the other Loan Documents.  Each and every one of such rights and remedies shall be cumulative and may be exercised from time to time, and no failure on the part of CoBank to exercise, and no delay in exercising, any right or remedy shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy preclude any other or future exercise thereof, or the exercise of any other right. In addition, CoBank may hold and/or set off and apply against the Borrower's indebtedness any and all cash, accounts, securities, or other property in CoBank's possession or under its control.

                 (D) APPLICATION OF PAYMENTS. After acceleration of the Loan, all amounts received by CoBank shall be applied to the amounts owing hereunder, under the Note, and the other Loan Documents in whatever order and manner as CoBank shall elect.

                 (E) REGULATORY APPROVALS. Upon any action by CoBank to commence the exercise of remedies hereunder or under the Mississippi One Deed of Trust, the Mississippi One Mortgage, the Mississippi One Security Agreement or the Mercury Pledge Agreement, the Borrower hereby undertakes and agrees to cooperate and join with CoBank in any application to the LPSC, the MPSC, the APSC, the FCC, the SEC or any other regulatory body, administrative agency, court or other forum (any such entity, a "Governmental Authority") with respect thereto and to provide such assistance in connection therewith as CoBank may request, including, without limitation, the preparation of filings and appearances of officers and employees of the Borrower before such Governmental Authority, in each case in support of any such application made by CoBank, and the Borrower shall not, directly or indirectly, oppose any such action by CoBank before any such Governmental Authority.

         SECTION 17. COMPLETE AGREEMENT; AMENDMENT. This Agreement, the Note, and the other Loan Documents are intended by the parties to be a complete and final expression of their agreement. No amendment, modification, or waiver of any provision hereof or thereof, nor any consent to any departure of the Borrower herefrom or therefrom, shall be effective unless approved by CoBank and contained in a writing signed by or on behalf of CoBank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         SECTION 18. APPLICABLE LAW. Except to the extent governed by applicable federal law, this Agreement shall be governed by and construed in accordance with the laws of the State of Louisiana, without reference to choice of law doctrine.

         SECTION 19. NOTICES. All notices hereunder shall be in writing and shall be deemed to be duly given upon delivery, if delivered by "Express Mail," overnight courier, messenger or other form of hand delivery or sent by telegram or facsimile transmission, or 3 days after mailing if sent by certified or registered mail, to the parties at the following addresses (or such other address for a party as shall be specified by like notice):

Amended and Restated Loan
   Agreement/CTC Financial
Loan No. T0310



         If to CoBank, as follows:               If to the Borrower, as follows:

         CoBank, ACB                             CTC Financial, Inc.
         200 Galleria Parkway                    P.O. Box 3709
         Suite 1900                              Lake Charles, Louisiana 70602
         Atlanta, Georgia  30339                 Attn: Dusty Dumas;
         Attn:  Rural Utility Banking Group      cc: Thomas G. Henning
         Fax No.:  (770) 618-3202                Fax No.: (318) 439-0769


         SECTION 20. COSTS AND EXPENSES. The Borrower shall reimburse CoBank on demand for all reasonable out- of-pocket costs and expenses incurred by CoBank in connection with the origination, negotiation, preparation and administration of this Agreement and all other Loan Documents, and the preservation and enforcement of CoBank's rights and remedies hereunder and thereunder, including, without limitation: all (a) costs and expenses (including intangible and other taxes and any recording fees or expenses) incurred by CoBank to obtain, perfect, maintain, determine the priority of, or release any security contemplated hereunder; (b) fees and expenses of any outside counsel retained by CoBank to assist CoBank with respect to any matter contemplated by this Section or to review this Agreement and all other Loan Documents and advise CoBank as to its rights and remedies hereunder or thereunder; (c) fees and expenses of any outside counsel retained by CoBank to represent it in any litigation involving the parties to any of the Loan Documents, including but not limited to, bankruptcy, receivership, or similar proceedings; and (d) fees, costs and expenses incurred in connection with obtaining surveys and appraisals, if any, required under this Agreement or any other Loan Document; provided, however, that the Borrower shall not be required to reimburse CoBank for its legal fees (exclusive of legal expenses) in excess of $35,000 for the negotiation and documentation of the Loan as hereby amended and CoBank Loan No. T0347.

         SECTION 21. EFFECTIVENESS; SEVERABILITY. This Agreement shall continue in effect until all indebtedness and obligations of the Borrower hereunder and under all other Loan Documents shall have been fully and finally repaid or the Maturity Date, whichever is later. Any provision of the Loan Documents which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof.

         SECTION 22. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Borrower and CoBank and their respective successors and assigns, except that the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of CoBank. Without the consent of, but with notice to, the Borrower, CoBank may (a) sell participations to one or more banks or other entities in all

Amended and Restated Loan
   Agreement/CTC Financial
Loan No. T0310


or a portion of its rights and obligations under this Agreement, or (b) assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement.

         SECTION 23. CONSENT TO JURISDICTION. To the maximum extent permitted by law, the Borrower agrees that any legal action or proceeding with respect to this Agreement or any of the other Loan Documents may be brought in the courts of the State of Louisiana or of the United States of America for the Western District of Louisiana, all as CoBank may elect. By execution of this Agreement, the Borrower hereby irrevocably submits to each such jurisdiction, expressly waiving any objection it may have to the laying of venue by reason of its present or future domicile. Nothing contained herein shall affect the right of CoBank to commence legal proceedings or otherwise proceed against the Borrower in any other jurisdiction or to serve process in any manner permitted or required by law.

         SECTION 24. OBLIGATIONS ABSOLUTE. The obligation of the Borrower to make all payments required to be made under this Agreement shall be independent of any action by the LPSC, the MPSC, the APSC or the FCC with respect to rates and/or disallowance of debt.

         SECTION 25. DEFINED TERMS. For convenience of reference, set forth below opposite each defined term used in this Agreement is the location in this Agreement of the definition of such term:

        Defined Term                                 Location
        ------------                                 --------
        Acquisition Agreement                        Section 2
        Agreement                                    Introductory Paragraph
        APSC                                         Section 13(I)(7)
        Borrower                                     Introductory Paragraph
        Business Day                                 Section 3
        Cameron Debt                                 Section 11(A)(11)
        Cameron Telephone                            Section 2
        Capital Lease                                Section 14(A)
        CoBank                                       Introductory Paragraph
        Default                                      Section 11(B)(1)
        Event of Default                             Section 15
        FCC                                          Section 10
        Governmental Authority                       Section 16(E)
        Henning Guaranty                             Section 10
        Indebtedness                                 Section 4(B)
        Interest Period                              Section 4(A)(2)(a)
        Laws                                         Section 12(E)
        Loan                                         Section 1

Amended and Restated Loan
   Agreement/CTC Financial
Loan No. T0310




        Loan Documents                               Section 11(A)(1)
        LPSC                                         Section 13(I)(7)
        Material Adverse Effect                      Section 11(A)(12)
        Maturity Date                                Section 5
        MCTC                                         Section 10
        Mercury                                      Section 2
        Mercury Guaranty                             Section 10
        Mercury Pledge Agreement                     Section 10
        Mississippi One                              Section 2
        Mississippi One Deed of Trust                Section 10
        Mississippi One Guaranty                     Section 10
        Mississippi One Mortgage                     Section 10
        Mississippi One Note                         Section 10
        Mississippi One Security Agreement           Section 10
        MPSC                                         Section 13(I)(7)
        Mr. Henning                                  Section 10
        National Variable Rate                       Section 4(A)(1)
        Note                                         Section 7
        NVR Margin                                   Section 4(A)(1)
        Operating Cash Flow                          Section 4(B)
        Payment Date                                 Section 5
        Portion                                      Section 4(A)(1)
        Quoted Rate                                  Section 4(A)(2)(b)
        SEC                                          Section 13(I)(7)
        Surcharge                                    Section 6
        Total Leverage Ratio                         Section 4(B)
        Treasury Margin                              Section 4(A)(2)(a)
        Treasury Rate                                Section 4(A)(2)(a)
        U.S. Treasury Rate                           Section 4(A)(2)
        Variable Rate                                Section 4(A)(1)
        West Alabama                                 Section 2


                          [Signatures on next page]

Amended and Restated Loan
   Agreement/CTC Financial
Loan No. T0310



         THUS DONE AND SIGNED in several counterparts at the places and on the dates indicated below, and in the presence of the respective undersigned Notaries Public and the respective undersigned witnesses indicated below, by duly authorized officers of the respective parties, after a due reading of the whole.

         At Lake Charles, Louisiana, on May 15, 1996.


                                       CTC FINANCIAL, INC.


                                       By:        /s/ WILLIAM L. HENNING JR.
                                          -----------------------------------
                                          Name:   William L. Henning Jr.
                                               ------------------------------
                                          Title:  President
                                                -----------------------------


                                       Attest:    /s/ THOMAS G. HENNING
                                              -------------------------------
                                              Name:   Thomas G. Henning
                                                   --------------------------
                                              Title:  Secretary
                                                    -------------------------

                                                         [CORPORATE SEAL]
Witnesses to all signatures:


 /s/ SHEILA KING
------------------------------------------
Witness


 /s/ SHELLY F. VICKERS
------------------------------------------
Witness


 /s/ SANDRA L. [ILLEGIBLE]
------------------------------------------
Notary Public

My commission expires: lifetime commission
                       -------------------

         [NOTARIAL SEAL]




                      (Signatures continued on next page)

Amended and Restated Loan
   Agreement/CTC Financial
Loan No. T0310



                   (Signatures continued from previous page)



         At Atlanta, Georgia, on May 15, 1996.


                                         COBANK, ACB


                                         By:
                                            -----------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
                                                  -----------------------------



Witnesses to signature:


 /s/ TIMOTHY W. HENRY
----------------------------------------
Witness


 /s/ ANNE T. APPLEBY
----------------------------------------
Witness


 /s/ SUSAN L. SOUTH
----------------------------------------
Notary Public

My commission expires:
                       -----------------

         [NOTARIAL SEAL]

Amended and Restated Loan
  Agreement/CTC Financial
Loan No. T0310

                                   EXHIBIT A

                    COMPLIANCE CERTIFICATE - LOAN NO. T0310

       THIS COMPLIANCE CERTIFICATE is given by ________________ the [CHIEF ACCOUNTING OFFICER] of MISSISSIPPI ONE CELLULAR TELEPHONE COMPANY ("Mississippi One"), pursuant to Section 13(I)(9) of that certain Amended and Restated Loan Agreement (the "Loan Agreement"), dated as of May 15, 1996, by and between CoBank, ACB and CTC Financial, Inc. (the "Borrower"). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

       I hereby certify as follows:

       1. I am the [CHIEF ACCOUNTING OFFICER] of Mississippi One and as such possess the knowledge and authority to certify to the matters set forth in this Compliance Certificate;

       2. Attached hereto as Annex A are the [AUDITED/UNAUDITED] [ANNUAL/MONTHLY] [CONSOLIDATED AND CONSOLIDATING] financial statements of Mississippi One, for the fiscal [YEAR/QUARTER] ended ________, as required by
Section 13(I) [(1)/(2)] of the Loan Agreement. Such financial statements were prepared in accordance with GAAP consistently applied (except as may be noted therein) and any system of accounts to which Mississippi One is subject and fairly present the financial condition of Mississippi One during the periods covered thereby and as of the dates thereof (subject, if applicable, to normal year-end adjustments);

       3. As of the date of such financial statements, Mississippi One is in compliance with the covenants set forth in Sections 6(I), 6(J), 6(K), 6(L) and 6(N) of the Mississippi One Guaranty. Attached hereto as Annex B are calculations which demonstrate the compliance by Mississippi One with such covenants; and

       4. I have reviewed the activities of the Borrower and Mississippi One, and consulted with appropriate representatives of the Borrower and Mississippi One during the fiscal [YEAR/QUARTER] ended ________, and reviewed the Loan Documents. As of the date of this Compliance Certificate, there exists no condition, event or act which would constitute a Default or Event of Default under the Loan Agreement, except as disclosed on Annex C hereto.

              IN WITNESS WHEREOF, I have executed this Compliance Certificate as of ________________, ________.



                                      ----------------------------------------
                                      [CHIEF ACCOUNTING OFFICER]
                                      Mississippi One Cellular Telephone Company